FISCAL YEAR AND FOURTH QUARTER 2020 RESULTS Exhibit 99.2

Forward-Looking Statements This presentation includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the coronavirus pandemic, along with the responses to contain the spread of the virus by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, or our production and which may have a negative impact on our consolidated results of operations, financial position, cash flows and liquidity; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply restrictions; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and specifically on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions, and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are produced and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2020. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

20,611,000 SQUARE FEET * FRANCE GERMANY ITALY UNITED KINGDOM UNITED STATES 3,300 DEALERSHIP LOCATIONS * Thor Celebrates 40 Years! 1980 - 2020 THOR Industries was born 40 years ago with the purchase of Airstream, an iconic RV brand and product line. Since then, we’ve grown, organically and through acquisitions, to become the world's leading RV manufacturer. We've created jobs and supported towns across the globe, and the communities we call home, through philanthropy and partnerships. Along the way, we’ve connected people to each other and to the great outdoors! 40 YEARS IN BUSINESS ∼22,250 ASSOCIATES * COUNTRIES 25 335 FACILITIES * TOWABLE EUROPEAN MOTORIZED OTHER NORTH AMERICAN 165,270 54,506 NORTH AMERICAN VEHICLES EUROPEAN VEHICLES 219,776 TOTAL VEHICLES MADE & SOLD IN FISCAL 2020 5 COUNTRIES + MANUFACTURING OPERATIONS IN DISTRIBUTION IN * As of July 31, 2020

Annual Highlights European 30.4% $2.49 bn NA Motorized 17.0% $1.39 bn NA Towables 50.7% $4.14 bn Other 1.9% $0.15 bn 13.7% Gross Margin $4.02 Diluted EPS $540.9 mm Net Cash From Operations North American Independent Dealer Inventory of Thor Products at an All-Time Low All-Time Record RV Backlog of $5.74 billion Net Sales $8.17 billion Fiscal Year 2020

Fiscal Year 2020 $2.32 bn NET SALES Life-to-date the Company has paid approximately $678 million of its EHG acquisition-related debt (1) $2.14 DILUTED EPS 14.9% GROSS MARGIN (1) Since acquisition of the Erwin Hymer Group on February 1, 2019. European 31.8% $739.9 mm NA Motorized 15.8% $366.5 mm NA Towables 50.9% $1,182.3 mm Other 1.5% $35.6 mm Fourth Quarter Highlights "Our fourth quarter results prove that our employees and management teams around the world are experienced and agile, and showed that we leveraged our highly variable business model to move from a slow restart in May to full production by July.” Bob Martin, President and CEO of Thor Industries.

Net Sales Net sales were $2.32 billion in the fourth quarter, including $1.18 billion in net sales in the North American Towable RV segment, $366.5 million in net sales in the North American Motorized RV segment, and $739.9 million in net sales from the European RV segment Gross Profit Gross profit was $347.4 million in the fourth quarter of 2020. Consolidated gross profit margin was 14.9% for the fourth quarter of fiscal 2020, compared to 14.4% in the corresponding period a year ago due to decreased warranty costs as well as overhead savings from management-led cost reduction measures in response to COVID-19, partially offset by an increase in the material cost percentage primarily due to product mix Fourth Quarter 2020 Financial Results

Net Sales Net sales of North American Towable RVs in the fourth quarter of fiscal 2020 were up slightly vs. prior year as net sales increased significantly month over month in the fourth quarter of fiscal 2020, as the Company emerged from the COVID-19 induced production furlough in its third fiscal quarter Gross Profit Margin Gross profit margin increased 60 basis points in the fiscal fourth quarter, driven by reduced material and warranty costs as a percent of sales $2.76 billion in Backlog North American Towable backlog at July 31, 2020 increased approximately 300% from the prior-year period As of July 31, 2020, dealer inventory levels were well below optimal stocking levels, which has increased dealer orders and the backlog North American Towable Segment Fourth Quarter 2020

Net Sales Fiscal 2020 fourth quarter net sales of North American Motorized RVs decreased by 5.4% compared to the prior year due to lower unit sales and a mix shift with a higher concentration of Class B motorhomes Gross Profit Margin Gross profit margin increased 250 basis points in the fiscal fourth quarter, driven by reduced material and warranty costs as a percent of sales as well as overhead savings from management-led cost reduction measures in response to COVID-19 $1.45 billion in Backlog North American Motorized backlog increased approximately $992.8 million, or 216.4%, from the prior year period Fourth Quarter 2020 North American Motorized Segment

Net Sales European RV segment net sales for the fiscal fourth quarter increased 2.8% from the prior-year period, driven primarily by a change in product mix and selective selling price increases European Segment Gross Profit Margin Gross profit margin decreased by 20 basis points in the fiscal fourth quarter, reflecting a change in product mix $1.53 billion in Backlog Thor’s European RV backlog increased $673.3 million, or 79.0%, from the prior year period Fourth Quarter 2020

(1) Source: Statistical Surveys, Inc., U.S. and Canada; CYTD through June 30, 2020 and 2019 (2) Source: Recreation Vehicle Industry Association, CYTD through July 2020 (3) Source: The Conference Board, Consumer Confidence Survey®, through June 2020 2020 Industry Wholesale Shipments by Type (2) Consumer Confidence vs. RV Retail Registrations Calendar Year-to-Date RV Market Share (1) RV Industry Overview North America THOR Forest River Winnebago Grand Design REV Group Gulfstream All Others 2020 Towable 201,979 units 2020 Motorized 21,635 units 2019 Motorized 28,384 units 2019 Towable 222,244 units 38.5% 42.6% 36.6% 46.1% 39.5% 19.8% 8.4% 1.1% 7.2% 1.2% 21.0% 7.0% 13.7% 7.8% 6.8% 36.8% 1.1% 1.4% 14.2% 23.3% 19.1% 6.8% Note: 2020 represented above includes the trailing twelve months of registrations ended June

RV Wholesale Market Trends (Units 000's) Towable RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) June 2020 June 2019 Unit Change % Change 176,067 216,581 (40,514) (18.7)% YTD Shipments (Units) June 2020 June 2019 Unit Change % Change 159,059 191,094 (32,035) (16.8)% Motorized RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) June 2020 June 2019 Unit Change % Change 17,008 25,487 (8,479) (33.3)% Historical Data: Recreation Vehicle Industry Association (RVIA) (e) Calendar year 2020 and 2021 represent the most recent RVIA most likely estimates as of Fall Roadsigns, published in September 2020 5-year CAGR: 2.6% 5-year CAGR: 2.8% 5-year CAGR: 1.2% RV Industry Overview North America

RV Industry Overview

Europe

European Industry Unit Registrations by Country [1]

CYTD Registrations

Country	Caravans CYTD June 30, 2020	Caravans CYTD June 30, 2019	Caravans % Change	Motorcaravans CYTD June 30, 2020	Motorcaravans CYTD June 30, 2019	Motorcaravans % Change	Total CYTD June 30, 2020	Total CYTD June 30, 2019	Total % Change
Germany	14,812	17,125	(13.5)%	39,627	35,370	12.0 %	54,439	52,495	3.7 %
France	3,185	4,140	(23.1)%	12,961	15,685	(17.4)%	16,146	19,825	(18.6)%
U.K.	5,823	9,887	(41.1)%	3,659	9,037	(59.5)%	9,482	18,924	(49.9)%
Netherlands	3,998	4,472	(10.6)%	1,443	1,477	(2.3)%	5,441	5,949	(8.5)%
Switzerland	884	1,017	(13.1)%	3,520	3,637	(3.2)%	4,404	4,654	(5.4)%
Sweden	2,090	1,962	6.5 %	1,982	2,298	(13.8)%	4,072	4,260	(4.4)%
Italy	264	545	(51.6)%	3,390	4,252	(20.3)%	3,654	4,797	(23.8)%
Belgium	668	837	(20.2)%	2,771	3,235	(14.3)%	3,439	4,072	(15.5)%
Spain	782	1,421	(45.0)%	2,653	3,762	(29.5)%	3,435	5,183	(33.7)%
All Others	5,278	5,409	(2.4)%	6,443	6,573	(2.0)%	11,721	11,982	(2.2)%
Total	**37,784**	**46,815**	**(19.3)%**	**78,449**	**85,326**	**(8.1)%**	**116,233**	**132,141**	**(12.0)%**

- The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly, typically issued on a one-to-two month lag, continually updated and often impacted by delays in reporting by various countries
- Industry wholesale shipment data for the European RV market is not available

Full-Year Comparison of New Vehicle Registrations by Continent (Units 000's) [1][2]



1990 201 144
1991 192 141
1992 170 162
1993 151 182
1994 146 217
1995 138 222
1996 135 219
1997 140 220
1998 143 253
1999 152 272
2000 162 274
2001 166 251
2002 174 274
2003 182 292
2004 198 324
2005 203 320
2006 210 310
2007 208 366
2008 189 289
2009 154 206
2010 150 228
2011 156 247
2012 147 264
2013 137 304
2014 140 333
2015 152 376
2016 168 416
2017 190 471
2018 202 493
2019 210 457
Europe
North America

THO LISTED NYSE

1. *Source:* European Caravan Federation; CYTD period: June 30, 2020 and 2019; European retail registration data available at www.CIVD.de
2. *Source:* Statistical Surveys (www.statisticalsurveys.com)

THOR Go Everywhere. Stay Anywhere.™

12

Capital Management ($ millions) Cash Priorities Repurchasing shares on a strategic and opportunistic basis, and payment of special dividends as determined by our Board of Directors Reducing our debt obligations Life-to-date, the Company has paid approximately $678 million of debt related to the February 1, 2019 acquisition of the Erwin Hymer Group Paying, and growing over time, our dividend Funding our growth, both organically and through acquisitions

INVESTOR RELATIONS CONTACT: Mark Trinske Vice President of Investor Relations mtrinske@thorindustries.com (574) 970-7912